UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2012

RPC, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of RPC, Inc. (the “Company”) was held on April 24, 2012.  At the Annual Meeting, the shareholders of the Company (i) elected four Class II nominees to the Board of Directors; and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The Board of Directors, at their meeting on January 24, 2012, authorized a three-for-two stock split to stockholders of record on February 10, 2012, payable on March 9, 2012.  The final voting results for each proposal reflect this adjustment and are as follows:

1.	To elect the four Class II nominees to the Board of Directors:

	For	Withheld	Broker Non-Vote
Richard A. Hubbell	186,207,987	6,213,268	14,213,181
Linda H. Graham	185,345,550	7,075,705	14,213,181
Bill J. Dismuke	190,946,025	1,475,230	14,213,181
Larry L. Prince	191,001,409	1,419,846	14,213,181

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-Vote
206,222,998	168,525	242,913	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: April 26, 2012	/s/ Ben M. Palmer
Ben M. Palmer
Vice President,
Chief Financial Officer and Treasurer